UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

YOSEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-28767	88-0403070
(Commission File Number)	(IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China
(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700

(Registrant’s telephone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 30, 2013, Yosen Group, Inc. (the “Company”) entered into a consulting agreement with Yunge Huang. Under the Consulting Agreement, Mr. Huang will assist and advise us as a consultant with regard to the establishment of a new international trade business unit (the "New Business Unit") in New York City, purchasing and marketing strategies, import and export operations and other business development matters for a term of three years. Mr. Huang will be issued 1,250,000 shares of common stock as compensation for his services.

On December 30, 2013, the Company entered into a consulting agreement with Weiguo Xu. Under the Consulting Agreement, Mr. Xu will advise us as a consultant with supply sourcing, logistics management, import and export compliances and international business development of the New Business Unit for a term of three years. Mr. Xu will be issued 1,510,000 shares of common stock as compensation for his services.

The issuance of the securities referenced above were not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Regulation S thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement dated December 30, 2013 between the Company and Yunge Huang.

10.2	Agreement dated December 30, 2013 between the Company and Weiguo Xu.

† English translation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOSEN GROUP, INC.

December 31, 2013	By:	/s/ Zhenggang Wang
	Name:	Zhenggang Wang
	Title:	Chief Executive Officer